|	NEWS

FORD ACCELERATES EUROPEAN TRANSFORMATION
FOCUS ON PRODUCTS, BRAND AND COSTS TO DRIVE PROFITABLE GROWTH

•	One Ford plan focused on product, brand and costs to drive profitable growth in Europe

•	Unprecedented new product acceleration will bring 15 global vehicles to Europe within five years, delivering a model lineup that is among the region's freshest to drive revenue and margin improvement

•	Ford is taking actions to strengthen its brand image in Europe, emphasizing class-leading quality, fuel efficiency, safety, smart technology and value

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Cost efficiency actions include planned closure of three European facilities, relocating production of key products for improved plant utilization and workforce reductions. Plans would reduce installed vehicle assembly capacity 18 percent or 355,000 units; yields gross annual savings of $450 million to $500 million

•	Projecting profitability in Europe by mid-decade; targeting long-term operating margin of 6-8 percent; European loss for 2012 expected to exceed $1.5 billion

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Overall, excluding special items, total company pre-tax profit and earnings per share for the third quarter are better than the second quarter, despite a substantial loss in Europe; still projecting strong total company full year pre-tax profit with positive Automotive operating-related cash flow

COLOGNE, Germany, Oct. 25, 2012 - Ford Motor Company today is announcing more details of its plan to achieve profitable growth in its European operations through an unprecedented focus on new products, a strong brand and increased cost efficiencies.

Last month, Ford announced plans to launch an array of new products leveraging Ford's global portfolio to seize growth opportunities in segments such as large cars, sport utilities and commercial vehicles. In all, Ford plans to introduce 15 global vehicles in Europe within five years.

Today, Ford is outlining more about its transformation plan, including actions to increase cost efficiencies. This includes the planned closure of three European facilities, relocating production of key products for a more efficient manufacturing footprint, significantly improved plant utilization and work force reductions. The planned actions will reduce installed vehicle assembly capacity, excluding Russia, by 18 percent or 355,000 units. The related gross annual savings total $450 million to $500 million.

The facility actions include the planned closure of two UK facilities next year - Ford's assembly plant in Southampton, and stamping and tooling operations in Dagenham. Ford also plans to end production at a major assembly plant in Genk, Belgium, by the end of 2014, pending confirmation

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following completion of a consultation process with employee representatives. These three facilities currently employ approximately 5,700 hourly and salaried employees.

“Using the same One Ford plan that led to strong profitability in North America, we will address the crisis in Europe with a laser focus on new products, a stronger brand and increased cost efficiency,” said Alan Mulally, Ford president and CEO. “We recognize the impact our actions will have on many employees and their families in Europe, and we will work together with all stakeholders during this necessary transformation of our business.”

Product acceleration
Ford last month detailed an aggressive product acceleration in Europe, leveraging the company's One Ford global portfolio. Specific product announcements include:

•	Plans to introduce 15 global vehicles in Europe within five years as Europe increasingly benefits from the One Ford global product portfolio

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New Fiesta, on sale later this year, redesigned inside and out with new technology offerings, and sub-100 grams per kilometer with both diesel and petrol powertrains; also, new Fiesta ST performance version coming next year

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New Mondeo, an all-new version of Ford's large European car featuring premium design and craftsmanship, and smart technology. The new Mondeo, available with the award-winning 1.0-litre EcoBoost and all-wheel drive, will now be launched in late 2014, if the plans for Genk are confirmed

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Expansion in the growing European SUV segment, starting with the all-new Kuga later this year; followed by the EcoSport small SUV within 18 months; and later, Edge, a larger utility vehicle that is popular in other regions

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A complete redesign and expansion of its commercial vehicle range over the next two years, including new Transit, Transit Custom, Transit Connect and Transit Courier - plus a family of new Tourneo people carriers

•	The Ford Mustang, the iconic American sports car, is coming to Europe

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An acceleration of the rollout of new technologies including EcoBoost engines, SYNC in-car connectivity, inflatable rear seat belts, MyKey and other driver assist technologies such as Active Park Assist

“The European market holds potential for profitable growth if we accelerate product development and move decisively to address our costs and overcapacity,” said Stephen Odell, chairman and CEO, Ford of Europe. “Even in today's environment, we are increasing the introduction of new products, leveraging our One Ford global strengths.”

Brand strengthening
Building on this product acceleration, Ford will strengthen its brand in Europe, emphasizing class-leading quality, fuel efficiency, safety, smart technology and value. These actions include:

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•	Investing in innovative, integrated marketing support for new products, technologies and brand

•	Increasing investment in exciting new brand-enhancing products valued by retail and commercial fleet customers

•	Accelerating product development to target growth opportunities in segments such as large cars, sport utilities, and commercial vehicles

•	Using new products to deliver healthier business channel mix, including growing retail and commercial fleet business

•	Leveraging new series mix opportunities

•	Strengthening dealer network profitability and customer retail experience; and strategically reducing dealer stock levels for the benefit of Ford, its dealers and customers

•	Growing aggressively in expanding markets of Europe, such as Russia and Turkey

Cost efficiency
Ford's announcements this week address manufacturing overcapacity stemming from the more than 20 percent drop in total industry vehicle demand across Western Europe since 2007. New vehicle sales in the region have reached a nearly 20-year low this year and are expected to remain flat or fall further next year. The plan, which would significantly improve plant utilization in Europe, includes the following:

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Ford has initiated an information and consultation process with representatives of employees at its Genk facility regarding the company's intention to close the plant and cease vehicle production by the end of 2014. If confirmed, production of the next-generation Mondeo, S-MAX and Galaxy could move to Ford's assembly plant in Valencia, Spain

•	Pending further study, production of the C-MAX and Grand C-MAX compact multi-purpose vehicles would move from Valencia to Saarlouis, Germany, in 2014 under the proposed plan

•	Ford plans to close two facilities in the UK in 2013 - a vehicle assembly plant in Southampton, which builds the current Transit; and stamping and tooling operations in Dagenham

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Ford said its UK operations will remain a center of excellence for powertrain development and production. This includes plans to add a new next-generation, low-CO2, 2.0-litre diesel engine in Dagenham that will power future Ford vehicles from 2016. The engine will be developed at Ford's Technical Centre in Dunton, Essex, one of the largest automotive R&D centers in the UK. Additional investment also is expected at Ford's Bridgend Engine Plant in South Wales to support ongoing high volumes of petrol engine manufacture

•	Manufacture of Transit will be consolidated in Ford's principal commercial vehicle manufacturing facility operated by Ford Otosan in Kocaeli, Turkey, in 2013

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Should the proposed plan be confirmed in Belgium following completion of the information and consultation process with the employee representatives, Genk will cease all production by the end of 2014.

The actions announced today - along with a previously announced initiative to reduce approximately 500 salaried and agency positions across Europe, with the Ford salaried reductions achieved voluntarily - affect 6,200 positions or about 13 percent of Ford's European workforce. That includes 4,300 positions in Genk and 1,400 positions in the UK. Ford's goal is to achieve employee reductions in the UK through voluntary means, enhanced employee separation programs and redeployment to other Ford locations. Actions in Genk are dependent on the outcome of the ongoing employee consultation process.

“The challenges facing the European car industry have become more structural than cyclical in nature and require decisive action. The actions we are proposing come after extensive review and consideration, and we fully recognize and accept Ford's social responsibilities in this necessary transformation of our business,” Odell said. “Going forward, we will as always continue to review all areas of the business and take appropriate actions to strengthen our business.”

Other actions
In recent months, Ford has taken other actions across its operations in Europe in response to the downturn in Europe. These include reducing line speed, short-time working days and lay-off days. The company also has reduced temporary employment in several plants.

Ford also is making a strategic shift to reduce vehicle inventory at its European dealerships. While Ford has maintained relatively lean stocks, recent improvements in vehicle logistics and IT systems have sped order-to-delivery, enabling this change. The new business practice will have a long-term positive effect on profits for both Ford and dealers, while customers will benefit from fresher vehicle inventories, quicker delivery and improved resale values.

Additionally, the company is taking marketing efficiency actions, including the announcement last week that it will stop participating in the FIA World Rally Championship as a factory team after the 2012 season.

The announcements come against the backdrop of the severe and persistent economic crisis in Europe and a projected loss for Ford Europe for the full year 2012 exceeding $1.5 billion. This includes more than $400 million related to dealer stock reductions, and about $100 million of accelerated depreciation associated with planned manufacturing footprint actions. Compared with prior guidance, the higher loss is explained primarily by the strategic destocking actions being taken in the fourth quarter.

Ford is projecting profitability in Europe by mid-decade, driven by higher industry volume and market share, growth in emerging markets, richer mix and improved contribution margin, as well as a more efficient manufacturing footprint. A partial offset will be higher structural costs as the company reconfigures and grows its business. The company said it is targeting a long-term operating margin of 6-8 percent for Ford Europe.

Ford also said today that for the total company, excluding special items, third quarter 2012 pre-tax profit and earnings per share are better than second quarter 2012, despite the substantial loss in Europe. Ford will announce its full third quarter financial results on Oct. 30.

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“While we are facing near-term challenges in Europe, we are fully committed to transforming our European business by moving decisively to match production to demand, improve revenue through new products and a stronger brand, improve our cost efficiencies and take advantage of opportunities to profitably grow our business,” Mulally said.

Ford today will provide more details of its overall transformation plan for Europe during an analyst and media call. Participants will be Mulally, Odell and Ford CFO Bob Shanks.

The presentation (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community and news media will have the opportunity to ask questions by phone following the presentation.

Access Information - Thursday, Oct. 25, 2012
Business Briefing Call: 3:00 pm Central European Time; 2:00 pm British Summer Time; 9:00 am Eastern Daylight Time U.S.
Toll Free: +1.866.318.8611
International: +1.617.399.5130
Passcode: 371 417 20

REPLAYS (Available immediately after the conclusion of the call through Thursday, Nov. 1, 2012) www.shareholder.ford.com Toll Free: +1.888.286.8010 International: +1.617.801.6888 Replay Passcode: 78000807

About Ford Motor Company

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 168,000 employees and about 65 plants worldwide, the company's automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide, please visit http://corporate.ford.com.

Ford Europe is responsible for producing, selling and servicing Ford brand vehicles in 50 individual markets and employs approximately 47,000 employees at its wholly owned facilities and approximately 66,000 people when joint ventures are included. In addition to Ford Motor Credit Company, Ford Europe operations include Ford Customer Service Division and 24 manufacturing facilities (15 wholly owned or consolidated joint venture facilities and nine unconsolidated joint venture facilities). The first Ford cars were shipped to Europe in 1903 - the same year Ford Motor Company was founded. European production started in 1911.

Contacts:    Mark Truby        John Gardiner        Jay Cooney
Ford Europe        Ford Europe        Ford Motor Company
+49 221 901 9007    +49 221 901 9985    +1 313 319 5477
mtruby@ford.com        jgardin2@ford.com    jcoone17@ford.com

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Safe Harbor/Risk Factors

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond our current planning assumption, particularly in the United States;

•	An increase in fuel prices, continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects on our operations resulting from economic, geopolitical, or other events;

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Economic distress of suppliers that may require us to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase our costs, affect our liquidity, or cause production constraints or disruptions;

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Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, information technology issues, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on our ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, reputational damage, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations or adverse publicity arising out of alleged defects in our products, perceived environmental impacts, or otherwise;

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A change in our requirements where we have long-term supply arrangements committing us to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by us or a third-party vendor, or at a supplier facility;

•	Failure of financial institutions to fulfill commitments under committed credit facilities;

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Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

Ford cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Ford's forward-looking statements speak only as of the date of initial issuance, and Ford does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise. For additional discussion of these risks, see “Item 1A . Risk Factors” of Ford's Annual Report on Form 10-K for the year ended December 31, 2011.

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